Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

                                                                    Exhibit 10.8

                    AIRCRAFT TRAFFIC REPORT SUPPLY AGREEMENT

THIS AGREEMENT is dated October 21, 2005

BETWEEN:

               CANADIAN TRAFFIC NETWORK ULC, an unlimited liability corporation incorporated under the laws of Alberta

               ("CTN")

                                     - AND -

               CORUS ENTERTAINMENT INC., a corporation incorporated under the laws of Canada

               ("Corus")

                            CONTEXT OF THIS AGREEMENT

A. Corus, through its wholly-owned subsidiaries, is the licensee of the radio broadcasting stations listed in Schedule 1.

B. CTN and Corus wish to set out their agreement regarding the supply by CTN of traffic reports to Corus for broadcast by the stations, all on the terms and conditions set out in this Agreement

                                     PART 1
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS

Whenever used in this Agreement the following terms have the following meanings:

     "AGREEMENT" means this agreement and all amendments made by written agreement between the CTN and Corus.

     "BA" means the Broadcasting Act, 1991, as amended from time to time and the regulations thereunder.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

     "CBSC CODES" means the Canadian Association of Broadcasters Codes of Practice, any commercial radio policies and standards endorsed or applied by the Canadian Broadcasting Standards Council and the Canadian Radio-Television and Telecommunications Commission pursuant to the BA.

     "CLAIM" means any claim, demand, action, cause of action, damage, loss, cost, liability or expense including, without limitation, all professional fees and disbursements, all reasonable costs incurred, directly or indirectly, in investigating or pursuing any of the foregoing, any proceeding relating to any of the foregoing and all interest, penalties and amounts paid in settlement of any of the foregoing but does not include a claim for indirect or consequential damages,

     "COMMENCEMENT DATE" means the start date for each city as more fully described in Schedule 5.

     "CONFIDENTIAL INFORMATION" means, with respect to either party, information that is nonpublic, confidential or proprietary in nature that relates to the business and affairs of a party.

     "FORCE MAJEURE" means fire, explosion, power failure, acts of God, acts of war (declared or undeclared), terrorism, revolution, civil commotion, acts of public enemies, unavoidable accident, Laws, emergency broadcast or other broadcast requirements under the 13A or the CBSC Codes or as a result of Government Authority requirements, strikes, walkouts, lockouts and other disturbances, delays in transportation, floods, storms and other natural disturbances, the failure or destruction of any technical equipment, weather or flying conditions, and other matters beyond the control of, or not reasonably foreseeable to the party concerned (other than the ability of the party for whatever reason, to pay money it is obliged to pay).

     "ENVIRONMENTAL AUTHORITY" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, court or other law, rule or regulation making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof.

     "LAWS" means all applicable laws, by laws, rules, regulation, orders, ordinances, protocols, codes, notices, directions and judgments or other requirements of any Governmental Authority.

     "NOTICE" is defined in Section 6.7.

     "PERSON" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative.

     "STATIONS" means the radio stations listed in Schedule 1.

     "TAG" means a commercial announcement not to exceed ten (10) seconds that is read live by a CTN reporter at the beginning, during or end of each Traffic Report which complies with Corus's standard policies for content and style for tags or credit lines permitted to other sponsors on Stations.

     "TRAFFIC REPORT" a report on road traffic conditions in a defined market.

1.2 ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no representations or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

1.3 SECTIONS AND HEADINGS

The division of this Agreement into parts and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent herewith, references herein to articles and sections are to articles and sections of this Agreement.

1.4 NUMBER & GENDER

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.5 APPLICABLE LAW

This Agreement shall be construed and enforced in accordance with the laws of Ontario and the laws of Canada applicable therein.

1.6 CALCULATION OF TIME

When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next Business Day.

1.7 SCHEDULES

The following schedules are incorporated by reference into the terms of this
Agreement:

          Schedule 1 Radio Broadcasting Stations

          Schedule 2 Traffic Report Schedules

          Schedule 3 Aircraft hours of flight

          Schedule 4 Corus Talent Compensation and miscellaneous.

          Schedule 5 Commencement Dates by City

                                     PART 2
                      BROADCAST OF TRAFFIC DEPORTS AND TAGS

2.1 TRAFFIC REPORTS

     (a) Beginning on the Commencement Date, CTN will provide, at its sole expense, and Corus will, subject to Section 2.3, broadcast on the Stations, a minimum number of Traffic Reports per day, Monday to Friday inclusive, 52 weeks per year, as set out in Schedule 2. Any additions, deletions, or changes to Schedule 2 must be agreed to by both parties at least 30 days in advance of any anticipated change.

     (b) CTN will provide helicopter or fixed wing aircraft traffic surveillance as set out in Schedule 3. Notwithstanding Schedules 2 and 3, times of flights and number of hours flown per day to be reasonably determined by CTN and Corus based on traffic conditions and times of the traffic reports, it being understood there will be times when traffic reports are provided outside of normal flight hours.

     (c)  In the event that the number of hours flown in each city as set out in
          Schedule 3 is not achieved, these unused hours will be placed in a bank of hours for that city. This bank of time will be made available for use by Corus for Special Promotional Events as described in
          Section 2.5. This bank of time shall not be transferable between cities. Any unused portion of the time bank will expire quarterly on March 31, June 30, September 30 and December 31 of each year.

2.2 NON-EXCLUSIVE ARRANGEMENT

Nothing in this Agreement will prohibit CTN from providing the same Traffic Reports or other reports containing the same or similar information to radio or television stations other than the Stations but CTN agrees that it may not, without Corus's prior written consent, use the voicing or personalities used in the Traffic Reports provided to the Stations in its reports to other radio stations if, in Corus's sole discretion acting reasonably, such other radio stations are competitive with the Stations. Notwithstanding the foregoing, ***. Corus acknowledges that the information gathered from the aircraft will be used as part of the data gathering for all CTN affiliated stations.

2.3 CONTENT AND QUALITY OF TRAFFIC REPORTS

CTN warrants and agrees that:

     (a) all Traffic Reports will be prepared in accordance with the programming guidelines and specifications established by Corus and provided to CTN;

     (b) no Traffic Report will contain any matter which is in breach of the BA, the CBSC Codes or which is otherwise contrary to Law;

     (c) all Traffic Reports will be broadcast from CTN aircraft, CTN premises, or other places of broadcast as set out in Schedule 3 and delivered to Corus stations via appropriate communication technology as mutually agreed from time to time;

     (d) all Traffic Reports will be of high quality, containing relevant and timely information so as to be of maximum benefit to the Stations' respective audiences; and

     (e) all personalities engaged by CTN to present the Traffic Reports will be approved by Corus as being suitable for the Stations' respective audiences. CTN and Corus have agreed that some Corus talent will provide services to CTN. The particulars of the use of this talent is set out in Schedule 4. These will be subject to revision and re-negotiation on annual basis and as circumstances require.

     (f) In the event that a video camera is installed in the aircraft, Corus shall have the right to take a feed of the video stream and use this in both still and full motion video on its branded station web sites. Corus shall have the exclusive radio Internet rights to this video.

     (g) CTN will dress each aircraft at its expense in a manner that includes the logos and brands of Corus stations. Corus will have approval rights to said dress.

2.4 TAGS

Immediately before, during or after each Traffic Report provided by CTN, Corus agrees to broadcast a Tag. Corus reserves the right to edit the Tags if, in Corus's opinion acting reasonably, they do not meet its programming guidelines or regulatory requirements. Any editing will be done with the prior knowledge and co-operation of the advertiser and CTN to the extent that this is reasonably possible in the circumstances.

2.5 SPECIAL PROMOTIONAL EVENTS

At Corus's request, CTN will supply reports for special promotional events, sporting events, beach reports or weekend reports. These reports will be scheduled and agreed upon at least 14 business days in advance. These reports will carry a Tag.

2.6 EMERGENCY OR DISASTER REPORTS

CTN will use reasonable commercial efforts to provide timely emergency or disaster reports to Corus. These reports will not carry a Tag. Corus and CTN agree to establish an emergency procedure in each city.

2.7 RECORDED OR DELAYED BROADCASTS

If the broadcast of a Traffic Report is recorded or delayed, Corus agrees to broadcast such Traffic Report within 5 minutes of the times set out to Schedule 2 and agrees to verify in writing to CTN that such Traffic Report was broadcast.

2.8 VERIFICATION OF BROADCAST

If CTN so requests, Corus agrees to provide written verification of the times the Traffic Reports were broadcast and, in the absence of obvious and material error, such written verification will be conclusive evidence that the Traffic Reports were broadcast as required under this Agreement. CTN requests for verification shall be made within 60 days of broadcast date.

2.9 NO REQUIREMENT TO BROADCAST

Corus is not required to broadcast any Traffic Report that, in its opinion acting reasonably, is unreliable, not of broadcast quality, is in breach of the BA, the CBSC Codes or is otherwise contrary to Law. Corus is not required to broadcast any Tag that is in breach of the BA, the CBSC Codes or is otherwise contrary to Law, or that names or promotes sponsors or products if such promotion or association would, in its opinion acting reasonably, diminish its reputation or that of the Stations with their respective target audiences, the financial market or clients, is otherwise controversial or might detrimentally impact Corus's business or brands, including but not limited to the advertising of alcoholic beverages.

CTN acknowledges that Corus is the licensee of the Stations and nothing in this Agreement requires that Corus broadcast any Traffic Report and that Corus will be in compliance of this Agreement as long as it broadcasts the Tag as outline in this Agreement.

2.10 FORCE MAJEURE

Neither CTN nor Corus will incur any liability under this Agreement because of any failure to provide or failure to broadest any Traffic Report due to a Force Majeure.

                                     PART 3
                          CONFIDENTIALITY AND COPYRIGHT

3.1 CONFIDENTIALITY

The parties acknowledge that during the term of this Agreement, each will acquire Confidential Information concerning the other. Each party agrees to treat and maintain the Confidential Information of the other as confidential and will not disclose the Confidential Information to any other party for any purpose (other than professional advisors), except as required by Law. This confidentiality obligation will survive the termination of this Agreement for any reason whatsoever.

3.2 GRANT OF LICENSE

During the term of this Agreement, CTN grants to Corus a license to:

     (a)  broadcast the Traffic Reports on the Stations;

     (b) make taped copies of the Traffic Reports solely for the purpose of making a delayed broadcast on the Stations in accordance with Section
          2.7 and, if necessary, to edit the Traffic Report for such delayed broadcast, provided always that the Tag is incorporated in full.

     (c)  make logger tapes to meet regulatory or other legal obligations; and

     (d) use the content for creation of promotional materials of the Traffic Reports

Corus acknowledges that it has no other rights in the Traffic Reports and, without limiting the generality of the foregoing, Corus agrees that, without CTN's prior written consent, it may not broadcast the Traffic Reports on any stations other than the Stations, sell the Traffic Reports or the information contained therein, provide copies of the Traffic Reports to any other broadcaster or authorize any other broadcaster to broadcast the Traffic Reports or use the Traffic Reports or information in any other medium other than over the air broadcast radio.

                                     PART 4
                         OTHER AGREEMENTS OF THE PARTIES

4.1 NON-SOLICITATION OF EMPLOYEES

During the term of this Agreement and for a period of one year after the termination of this Agreement for any reason whatsoever, Corus agrees that it will not hire, attempt to hire or otherwise solicit any employee or service provider employed by or retained by CTN.

4.2 CORUS EMPLOYEES

Should any existing Corus employees be utilized by CTN in its fulfillment of this Agreement, and said employees prefer to remain Corus employees, CTN agrees to reimburse Corus for the cost of such employees as set out in Schedule 4. Corus will invoice CTN monthly for any employee costs, which will be due and payable within thirty (30) days of receipt by CTN.

4.3 SOLICITATION OF ADVERTISER

Corus understands that CTN must sell advertising to support the traffic service and, agrees that CTN will be free to solicit advertising from any advertiser. However it is the intention of CTN not to interfere in the successful procurement of advertising sale of any Corus Station. CTN will provide Corus weekly, in advance; a written list of advertisers CTN plans to approach. If Corus believes, acting reasonably, that any Corus Station is at the same time in negotiations or scheduling negotiations with such advertiser, it will notify CTN in writing and CTN will discontinue its approach until the Corus Station has concluded its negotiations with such advertiser. CTN will make commercially reasonable efforts to sell national or multi-market business. Should a CTN sale cause a decrease in revenue to a Corus Station that can be reasonably demonstrated, Corus does not have to air such client and the pre-empting of said advertising shall not be considered a breach of this Agreement. Both Corus and CTN agree to use their best efforts to cooperate in avoiding conflicts with advertisers. CTN will not engage third party representatives to sell advertising on the Corus Stations. Corus acknowledges that Westwood One, Inc, Metro Networks, Inc., their parent and affiliated companies are not third party representatives for the purposes of this Agreement.

4.4 BROADCAST LICENSE IN GOOD STANDING

Corus represents and warrants to CTN that it holds all requisite licenses and approvals pursuant to the requirements of the BA, the CRTC and Industry Canada authorizing it to be a radio broadcaster in Canada.

4.5 INDEMNIFICATION

Each party agrees to indemnify and save harmless the other from and against all Claims which may be made or brought against a party or which a party may suffer or incur, directly or indirectly, as a result of the breach of any term of this Agreement by such party.

4.6 INJUNCTIVE RELIEF

In addition to any other relief available to a party at law, each party agrees that a breach of a material term of this Agreement will entitle the other to injunctive relief and each party consents to the granting of such relief.

4.7 NO PARTNERSHIP

Nothing in this Agreement will constitute the parties as partners or joint ventures.

                                     PART 5
                              TERM AND TERMINATION

5.1 TERM

     (a) This Agreement will commence on the Commencement Date and will continue for a term of three (3) years. After the passage of eighteen
          (18) months, either of CTN or Corus may provide written notice of their intention to terminate the agreement in six (6) months. Should neither CTN nor Corus terminate the Agreement after eighteen (18) months, the Agreement shall continue for the ordinary term.

     (b) From the date that is six months before the ordinary termination date to the date that is three months before the ordinary termination date, each party will have an exclusive right to renegotiate a renewal of the agreement.

5.2 TERMINATION BY CTN

CTN may terminate this Agreement immediately upon written notice to Corus if Corus's broadcast license is terminated or revoked for any reason whatsoever.

5.3 TERMINATION BY EITHER PARTY

Either party may terminate this Agreement as follows

     (a) on thirty (30) days written notice if the other party is in breach or default of any material term of this Agreement which has not been remedied within fourteen

          (14) days of written notice of such breach or default being given by one party to the other, provided, however, that should the defaulting party be making a good faith effort to cure the breach or default, said cure period will be extended to encompass said period of time; or

     (b) immediately on written notice if the other party becomes insolvent, makes an assignment for the benefit of creditors or becomes subject to any proceeding under any bankruptcy or insolvency law,

     (c) Corus may take over performance of the CTN obligations under this agreement in the event that CTN becomes insolvent, makes an assignment for the benefit of creditors or becomes subject to any proceeding under any bankruptcy or insolvency law, or otherwise fails to meet its obligations pursuant to this Agreement.

5.4 RIGHT OF FIRST REFUSAL

If a trustee has been appointed pursuant to the Bankruptcy and Insolvency Act to liquidate the assets of CTN, Corus shall have a right of first refusal to purchase the assets of CTN at fair market value and upon other terms and conditions as may be agreed to between Trustee and Corus.

                                     PART 6
                                     GENERAL

6.1 BENEFIT BINDING

This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

6.2 AMENDMENTS WAIVERS

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waiver.

6.3 TIME

Time shall be of the essence of this Agreement.

6.4 ASSIGNMENT

This Agreement may be assigned by CTN to any successor in interest or purchaser of substantially all the assets of CTN. Corus agrees that it will require any acquirer of the broadcast licenses listed in Schedule 1 to accept assignment of this agreement as if Corus was still the licensee. Corus may, without the prior written consent of, but only after prior notice to,

CTN, assign Corus's rights and obligation under this Agreement to an affiliate (as that term is defined in the Canada Business Corporations Act) of Corus, or to a purchaser of all or substantially all the assets of Licensee or the shares in the capital of Licensee; provided that any proposed assignee shall covenant in writing to observe and perform Corus's obligations under this Agreement."

6.5 SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part such invalidity or unenforceability shall attach only to such provision and all other provisions hereof shall continue in full force and effect.

6.6 ATTORNMENT

For the purposes of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement.

6.7 NOTICES

Any notice or other communication required or permitted to be given in connection with this Agreement (a "Notice") may be given in writing on a Business Day and may be given by personal delivery. Any Notice, if given by personal delivery, will be deemed to have been received on the day of actual delivery, if transmitted by facsimile or other means of electronic communication before 3:00 pm (EST) on a Business Day, will be deemed to have been received on that Business Day and if transmitted by facsimile or other means of electronic communication after 3:00 pm (EST) on a Business Day, will be deemed to have been received on the next Business Day.

Notices will be addressed as follows:

To CTN:         Canada Traffic Network ULC
                Atria III
                2225 Sheppard Avenue East Suite 1201
                North York, ON M2J 5C2
                Attention: Ken Casseri
                Facsimile: N/A
                E-mail: kcasseri@trafficnet.ca

With a copy to: Global Traffic Network Inc.
                7521 West Lake Mead Boulevard
                Suite 300
                Las Vegas, NV 89128
                Attention: William Yde
                Facsimile: (702) 562-4001
                E-mail: drsamtraffic@aol.com

With a copy to: Gowling Lafleur Henderson LLP
                Suite 5800, Scotia Plaza
                Toronto, Ontario
                M5H 3Z7

Attention:      Stephen R. Clarke
Facsimile:      (416) 862-7661
E-mail:         Stephen.Clarke@Gowlings.com

To Corus:       Corus Entertainment Inc
Attention:      The President and CEO
Address:        Suite 1630
                BCE Place
                181 Bay Street
                Toronto, ON
                M5J 2T3
With a copy to: Corus Radio

Attention:      The President
                Eaton Centre,
                1 Dundas Street West, Suite 2504
                Toronto, ON M5G 1Z3

or such other address as may be designated by notice by any party to the offers.

6.8 FURTHER ASSURANCES

Each party shall from time to time execute and deliver all such further documents and do all acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.9 FAX SIGNATURES

This Agreement may be signed either by original signature or by facsimile signature.

6.10 COUNTERPARTS

This Agreement may be executed by the parties in one or more counterparts, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement.

CANADIAN TRAFFIC NETWORK ULC            CORUS ENTERTAINMENT INC.


Per: /s/ Kenneth A. Casseri             Per: /s/ John P. Hayes, Jr.
     --------------------------------        -----------------------------------
Name: Kenneth A. Casseri                Name: John P. Hayes, Jr.
Title: President CTN                    Title: President, Radio


CANADIAN TRAFFIC NETWORK ULC            CORUS ENTERTAINMENT INC.


Per: /s/ Scott E. Cody                  Per: /s/ Gary [illegible]
     --------------------------------        -----------------------------------
Name: Scott E. Cody                     Name: Gary [illegible]
Title: Treasurer                        Title: General Counsel

                                   SCHEDULE 1
                           RADIO BROADCASTING STATIONS

   CITY            CALL LETTERS         DIAL POSITION
   ----     -------------------------   -------------
Vancouver        CFOXFM (The Fox)            99.3
                CFMIFM (Rock 101)           101.1
                  CKNW (AM 980)               980

Calgary        CKRYFM (Country 105)           105
                 CHQR (CJQR 770)              770
                  CFQFM (Q107.3)            107.3

Edmonton        CHQT (880 Cool)               880
              CISNFM (CISN Country)         103.9
                 CHED (630 CHED)              630
                  CKNG (Joe FM)              92.5

Winnipeg         CJOB (CJOB 680)              680
                CJKRFM (Power 97)            97.5

Hamilton          CHML (AM 900)               900
                  CJXYFM (Y108)             107.9

Toronto        CFNYFM (The Edge)            102.1
              CINGFM (Country 95.3)          95.3
                  CILQFM (Q107)             107.1
                  CFMJ (AM 640)               640

Montreal     CKOIFM (F) (CKOI 96.9)          96.9
                    CHMPFM (F)               98.5
                CINF(F) (Info 690)            690
                    CKAC Talk                 730
            CFQRFM (E) Lite Rock Q92)        92.5
               CINW (E) (940 News)            940

                                   SCHEDULE 2
                            TRAFFIC REPORT SCHEDULES
                                MONDAY TO FRIDAY

             5:00 AM   10:00 AM   3:00 PM      Day       Week
            10:00 AM    3:00 PM   8:00 PM     Total     Total
            --------   --------   -------   ---------   -----
Vancouver
CKNW            23         10        26         59        295
CFOX            12                              12         60
CFMI            12                              12         60

Edmonton
CISN            12                              12         60
CHQT            12                   12         24        120
CKNG            12                              12         60
CHED            18         12        19         49        245

Calgary
CKRY            10                              10         50
CFGQ             6                               6         30
CHQR            22         10        18         50        250

Winnipeg
CJOB            16          6        10         32        160
CJKR             6                               6         30

Hamilton
CHML            26         10        24         60        300
CJXY            12                              12         60

Toronto
CILQ            12                   16         28        140
CING            12                   12         24        120
CFMJ            29         30        30         89        445
CFNY            14                   12         26        130

Montreal
French
CHMP            15
CKOI            12
CINF            30         30        30         90        450
CKAC            19         17        18         54        270

English
CFQR            12                   12         24        120
CINW            30         30        30         90        450
Totals:        384        155       291        830       4150

                                   SCHEDULE 3

Daily Hours Helicopter is in the Air, doing Traffic Reports by city. This is a Monday to Friday schedule.

            CITY              DAILY HOURS   ANNUAL HOURS
            ----              -----------   ------------
Toronto                           6.0          1530.0
Montreal (English & French)       5.5          1402.5
Vancouver                         4.5          1147.5
Calgary                           4.0          1020.0
Edmonton                          4.0          1020.0
Winnipeg                          3.5           892.5
Hamilton                          4.0          1020.0

----------
1. Annual hours are calculated using the number of weekdays in a given year of 255.

2. Daily hours can be divided into Breakfast and Drive time periods, at each market's discretion.

3.   Hamilton is for "Fixed wing" aircraft.

4. The numbers of annual hours in this schedule includes "Breaking News Events" and "Promotional Events" where the helicopter is used. The hours are "banked" over the course of the calendar quarter against the number of hours not used daily.

                                   SCHEDULE 4
                      TALENT COMPENSATION AND MISCELLANEOUS

CTN will reimburse Corus for talent and other costs as follows:

Montreal: $50,000 per annum each for two French service reporters as well as the costs payable, if any, to the Quebec Ministry of Transport for access to traffic cameras.

Vancouver: $42,000 for an afternoon traffic reporter.

Calgary: $45,000

Edmonton: CTN will reimburse the costs of two new hires by Corus.

Winnipeg: $36,000

Toronto: CTN will reimburse the costs of two new hires by Corus.

                                   SCHEDULE 5
                        TIMETABLE FOR HELICOPTER DELIVERY

  CITY             DATE
  ----      -----------------
Calgary      November 1, 2005
Toronto     November 15, 2005
Montreal     January 1, 2006
Vancouver    January 1, 2006
Edmonton     January 1, 2006
Winnipeg     January 1, 2006
Hamilton     January 1, 2006

*    Hamilton is a "Fixed Wing" aircraft.